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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   ISHARES CORE U.S. AGGREGATE BOND ETF (ISHAGG)
   ISHARES GOVERNMENT/CREDIT BOND ETF (ISHGOVCR)
   ISHARES INTERMEDIATE CREDIT BOND ETF (ISHICRED)
   ISHARES INTERMEDIATE GOVERNMENT/CREDIT BOND ETF (ISHIGOVCR)
   ISHARES U.S. FIXED INCOME BALANCED RISK ETF (ISHINC)
   ISHARES IBOXX $ INVESTMENT GRADE CORPORATE BOND ETFD) (ISHINTOP)
   BlackRock Alternative Strategies Fund - Trading Account (ACS-TRD) BlackRock Multi Asset Income - Passive Fixed Income Portfolio (BR-INC-PFI) U.S. Total Bond Index Master Portfolio (MIP_AGG)
   CoreAlpha Bond Master Portfolio (MIP_CORA)
   Nationwide Bond Index Fund (NW-BI)
   NVIT Bond Index Fund (NW-GBI)
   AST BlackRock Global Strategies Portfolio (Core Active) (PRU-AA-CAB)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of Offering Commencement:  03-22-2016

Security Type:                  BND/CORP

Issuer                          Sysco Corporation (2026)

Selling Underwriter             Goldman, Sachs & Co

Affiliated Underwriter(s)       [X] PNC Capital Markets LLC
                                [_] Other:

List of Underwriter(s)          Goldman, Sachs & Co., Deutsche Bank Securities
                                Inc., J.P. Morgan Securities LLC, TD
                                Securities (USA) LLC, HSBC Securities (USA)
                                Inc., U.S. Bancorp Investments, Inc., Wells
                                Fargo Securities, LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, BNY Mellon
                                Capital Markets, LLC, Comerica Securities,
                                Inc., PNC Capital Markets LLC, Rabo Securities
                                USA, Inc., Santander Investment Securities
                                Inc., The Williams Capital Group, L.P.

TRANSACTION DETAILS

Date of Purchase      03-22-2016

Purchase Price/Share      $99.623 Total Commission, Spread or Profit     0.450%
(PER SHARE / % OF PAR)

                                  Page 1 of 2

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Rule 10f-3 Report - Definitions                                           LOGO


1. Aggregate Principal Amount Purchased (a+b)                         $   50,000,000
                                                                      --------------
   a. US Registered Funds
      (Appendix attached with individual Fund/Client purchase)        $    7,705,000
                                                                      --------------
   b. Other BlackRock Clients                                         $   42,295,000
                                                                      --------------
2. Aggregate Principal Amount of Offering                             $1,000,000,000
                                                                      --------------
FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                          0.05

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X]  U.S. Registered Public Offering.. [Issuer must have 3 years of continuous operations]
[_]  Eligible Rule 144A Offering...... [Issuer must have 3 years of continuous operations]
[_]  Eligible Municipal Securities
[_]  Eligible Foreign Offering........ [Issuer must have 3 years of continuous operations]
[_]  Government Securities Offering... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:  Dipankar Banerjee                              Date: 03-29-2016
               ------------------------------------
               Global Syndicate Team Member

Approved by:   Steven DeLaura                                 Date: 03-29-2016
               ------------------------------------
               Global Syndicate Team Member
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Rule 10f-3 Report - Definitions                                           LOGO


DEFINITIONS

TERM                       DEFINITION
Fund Ratio                 Number appearing at the bottom of page 1 of
                           2 of the Rule 10f-3 Report form. It is the
                           sum of the Funds' participation in the
                           offering by the Funds and other accounts
                           managed by BlackRock divided by the total
                           amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a) the offering is subject to regulation in
                               such country by a "foreign financial
                               regulatory authority," as defined in
                               Section 2(a)(50) of the Investment
                               Company Act of 1940;

                           (b) the securities were offered at a fixed
                               price to all purchasers in the offering
                               (except for any rights to purchase
                               securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and
                               audited as required or permitted by the
                               appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d) if the issuer is a "domestic issuer,"
                               i.e., other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has
                               filed all the material required to be
                               filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

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Rule 10f-3 Report - Definitions                                           LOGO

TERM                            DEFINITION
Eligible Municipal Securities   The securities:

                                (a)  are direct obligations of, or
                                     obligations guaranteed as to principal
                                     or interest by, a State or any
                                     political subdivision thereof, or any
                                     agency or instrumentality of a State or
                                     any political subdivision thereof, or
                                     any municipal corporate instrumentality
                                     of one or more States, or any security
                                     which is an industrial development bond
                                     (as defined in section 103(c)(2) of
                                     Title 26) the interest on which is
                                     excludable from gross income under
                                     certain provisions of the Internal
                                     Revenue Code;

                                (b)  are sufficiently liquid that they can
                                     be sold at or near their carrying value
                                     within a reasonably short period of
                                     time; and

                                (c)  either

                                     (1)  are subject to no greater than
                                          moderate credit risk; or

                                     (2)  if the issuer of the municipal
                                          securities, or the entity
                                          supplying the revenues or other
                                          payments from which the issue is
                                          to be paid, has been in continuous
                                          operation for less than three
                                          years, including the operation of
                                          any predecessors, the securities
                                          are subject to a minimal or low
                                          amount of credit risk.
                                Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering     The securities are sold in an offering where

                                (a)  the securities are offered or sold in
                                     transactions exempt from registration
                                     under Section 4(2) of the Securities
                                     Act of 1933, Rule 144A thereunder, or
                                     Rules 501-508 thereunder;

                                (b)  the securities were sold to persons
                                     that the seller and any person acting
                                     on behalf of the seller reasonably
                                     believe to include qualified
                                     institutional buyers, as defined in
                                     Rule 144A ("QIBs"); and

                                (c)  the seller and any person acting on
                                     behalf of the seller reasonably believe
                                     that the securities are eligible for
                                     resale to other QIBs pursuant to Rule
                                     144A.

Government Securities Offering  The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

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Rule 10f-3 Report - Definitions                                           LOGO

TERM                              DEFINITION
U.S. Registered Public Offering.  The securities offered are registered under the Securities Act of 1933 that are being
                                  offered to the public.